Exhibit 99.1

MOHEGAN GAMING & ENTERTAINMENT ANNOUNCES

SECOND QUARTER FISCAL 2018 OPERATING RESULTS

Uncasville, Connecticut, May 3, 2018 – Mohegan Gaming & Entertainment, or MGE, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun Pocono in Wilkes-Barre, Pennsylvania, announced today the operating results for its second fiscal quarter ended March 31, 2018.

“We are pleased with our fiscal second quarter revenues and earnings performance, as our properties performed admirably despite a combination of challenging comparisons, the imposition of additional gaming taxes in Pennsylvania and several weather disruptions at all of our Northeastern properties in the quarter,” said Mario Kontomerkos, Chief Executive Officer of MGE. “Also during the quarter, we reached an amicable agreement to purchase our South Korean partner’s stake in Project Inspire, thereby bringing MGE’s ownership in the project to 100% and furthering our diversification efforts in Asia, the world’s fastest-growing major gaming and entertainment market. Here in Connecticut, we look forward to the addition of the Mohegan Sun Exposition and Convention Center, slated to open this summer, which will continue to position Mohegan Sun as the premier gaming and entertainment destination in the Northeast for years to come.”

Consolidated operating results for the second quarter ended March 31, 2018 (unaudited):

•	Net revenues of $332.0 million, a 1.4% decrease from the second quarter of fiscal 2017

•	Gaming revenues of $288.7 million, a 1.7% decrease from the second quarter of fiscal 2017

•	Gross slot revenues of $197.6 million, relatively flat compared to the second quarter of fiscal 2017

•	Table game revenues of $92.3 million, a 2.5% decrease from the second quarter of fiscal 2017

•	Non-gaming revenues of $66.0 million, relatively flat compared to the second quarter of fiscal 2017

•	Income from operations of $56.1 million, a 5.6% decrease from the second quarter of fiscal 2017

•	Net income attributable to MGE of $28.6 million, a 9.1% decrease from the second quarter of fiscal 2017

•	Adjusted EBITDA, a non-GAAP measure described below, of $79.9 million, a 6.3% decrease from the second quarter of fiscal 2017

Lower gaming revenues at both Mohegan Sun and Mohegan Sun Pocono were driven principally by a combination of lower overall hold and more difficult hold comparisons to the prior period. Collectively, these were the primary contributors to the year-over-year declines in Adjusted EBITDA, net income attributable to MGE and income from operations. Results at Mohegan Sun Pocono were also negatively impacted by an increase in slot taxes assessed by the Commonwealth of Pennsylvania.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2018	2017	Variance	Variance
Adjusted EBITDA	$77,746	$81,988	$(4,242)	(5.2%)
Income from operations	$57,779	$66,485	$(8,706)	(13.1%)
Operating costs and expenses	$202,575	$198,509	$4,066	2.0%
Net revenues	$260,354	$264,994	$(4,640)	(1.8%)
Gaming revenues	$226,131	$229,912	$(3,781)	(1.6%)
Non-gaming revenues	$52,714	$53,467	$(753)	(1.4%)

Despite strong overall gaming volumes, Mohegan Sun experienced declines in Adjusted EBITDA and income from operations primarily due to lower gaming revenues resulting from decreases in year-over-year hold percentages for both slots and table games. The declines in Adjusted EBITDA and income from operations also reflected higher medical insurance costs, partially offset by lower casino marketing and promotional expenses. Overall results for the quarter were somewhat impacted by a difficult comparison to the prior period and a weaker entertainment calendar featuring fewer headliner shows. Adjusted EBITDA margin declined slightly to 29.9% for the quarter ended March 31, 2018 from 30.9% in the second quarter of fiscal 2017.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2018	March 31, 2017	Variance	Percentage Variance
Slots:
Handle	$1,823,811	$1,794,537	$29,274	1.6%
Gross revenues	$146,653	$147,464	$(811)	(0.5%)
Net revenues	$140,205	$142,213	$(2,008)	(1.4%)
Free promotional slot plays (1)	$14,961	$14,593	$368	2.5%
Weighted average number of machines (in units)	4,830	5,009	(179)	(3.6%)
Hold percentage (gross)	8.0%	8.2%	(0.2%)	(2.4%)
Win per unit per day (gross) (in dollars)	$337	$327	$10	3.1%
Table games:
Drop	$475,461	$468,837	$6,624	1.4%
Revenues	$82,745	$84,516	$(1,771)	(2.1%)
Weighted average number of games (in units)	275	274	1	0.4%
Hold percentage (2)	17.4%	18.0%	(0.6%)	(3.3%)
Win per unit per day (in dollars)	$3,348	$3,432	$(84)	(2.4%)
Poker:
Revenues	$2,266	$2,363	$(97)	(4.1%)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$600	$625	$(25)	(4.0%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2018	March 31, 2017	Variance	Percentage Variance
Food and beverage:
Revenues	$15,643	$15,613	$30	0.2%
Meals served	708	721	(13)	(1.8%)
Average price per meal served (in dollars)	$15.92	$15.62	$0.30	1.9%
Hotel:
Revenues	$13,723	$13,794	$(71)	(0.5%)
Rooms occupied	133	135	(2)	(1.5%)
Occupancy rate	94.4%	96.5%	(2.1%)	(2.2%)
Average daily room rate (in dollars)	$100	$99	$1	1.0%
Revenue per available room (in dollars)	$94	$95	$(1)	(1.1%)
Retail, entertainment and other:
Revenues	$23,348	$24,060	$(712)	(3.0%)
Arena events (in events)	30	30	—	—
Arena tickets	178	184	(6)	(3.3%)
Average price per Arena ticket (in dollars)	$33.56	$38.84	$(5.28)	(13.6%)

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2018	March 31, 2017	Variance	Percentage Variance
Adjusted EBITDA	$12,230	$12,657	$(427)	(3.4%)
Income from operations	$8,872	$9,691	$(819)	(8.5%)
Operating costs and expenses	$58,258	$58,612	$(354)	(0.6%)
Net revenues	$67,130	$68,303	$(1,173)	(1.7%)
Gaming revenues	$62,604	$63,824	$(1,220)	(1.9%)
Non-gaming revenues	$8,698	$9,133	$(435)	(4.8%)

The declines in Adjusted EBITDA and income from operations primarily resulted from higher slot taxes driven, in part, by a 1% increase in slot taxes assessed by the Commonwealth of Pennsylvania which went into effect on January 1, 2018. The declines in Adjusted EBITDA and income from operations were also driven by lower overall gaming revenues. In general, the decreases in gaming and non-gaming revenues reflected lower overall business volumes driven, in part, by a repositioning of our promotional offers. These results were partially offset by lower payroll costs. Adjusted EBITDA margin declined slightly to 18.2% for the quarter ended March 31, 2018 from 18.5% in the second quarter of fiscal 2017.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2018	March 31, 2017	Variance	Percentage Variance
Slots:
Handle	$606,051	$626,828	$(20,777)	(3.3%)
Gross revenues	$50,904	$51,091	$(187)	(0.4%)
Net revenues	$50,831	$51,276	$(445)	(0.9%)
Free promotional slot plays (1)	$9,653	$10,860	$(1,207)	(11.1%)
Weighted average number of machines (in units)	2,331	2,235	96	4.3%
Hold percentage (gross)	8.4%	8.2%	0.2%	2.4%
Win per unit per day (gross) (in dollars)	$242	$255	$(13)	(5.1%)
Table games:
Drop	$48,342	$47,923	$419	0.9%
Revenues	$9,512	$10,129	$(617)	(6.1%)
Weighted average number of games (in units)	73	73	—	—
Hold percentage (2)	19.7%	21.1%	(1.4%)	(6.6%)
Win per unit per day (in dollars)	$1,448	$1,542	$(94)	(6.1%)
Poker:
Revenues	$566	$655	$(89)	(13.6%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$376	$404	$(28)	(6.9%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2018	March 31, 2017	Variance	Percentage Variance
Food and beverage:
Revenues	$5,527	$6,118	$(591)	(9.7%)
Meals served	107	121	(14)	(11.6%)
Average price per meal served (in dollars)	$20.74	$21.42	$(0.68)	(3.2%)
Hotel:
Revenues	$1,234	$1,125	$109	9.7%
Rooms occupied	18	19	(1)	(5.3%)
Occupancy rate	82.6%	90.9%	(8.3%)	(9.1%)
Average daily room rate (in dollars)	$62	$55	$7	12.7%
Revenue per available room (in dollars)	$52	$50	$2	4.0%
Retail, entertainment and other:
Revenues	$1,937	$1,890	$47	2.5%

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2018	March 31, 2017	Variance	Percentage Variance
Adjusted EBITDA	$(10,122)	$(9,439)	$(683)	(7.2%)
Loss from operations	$(10,579)	$(16,752)	$6,173	36.8%
Operating costs and expenses	$15,172	$20,339	$(5,167)	(25.4%)
Net revenues	$4,593	$3,587	$1,006	28.0%

Adjusted EBITDA for the quarter ended March 31, 2018 reflect increased development costs associated with our various diversification initiatives, largely driven by Project Inspire and overall development efforts in Asia. The declines in loss from operations and operating costs and expenses primarily reflected the impact of share-based compensation that was recorded in the second quarter of fiscal 2017. The increase in net revenues was primarily driven by management fees earned in connection with our management contract with ilani Casino Resort, which opened in April 2017.

MGE Property Information

(in thousands, unaudited)	Net Revenues For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Adjusted EBITDA For the Three Months Ended
	March 31, 2018	March 31, 2017	March 31, 2018	March 31, 2017	March 31, 2018	March 31, 2017
Mohegan Sun	$260,354	$264,994	$57,779	$66,485	$77,746	$81,988
Mohegan Sun Pocono	67,130	68,303	8,872	9,691	12,230	12,657
Corporate	4,593	3,587	(10,579)	(16,752)	(10,122)	(9,439)
Inter-segment revenues	(60)	(60)	—	—	—	—

Total	$332,017	$336,824	$56,072	$59,424	$79,854	$85,206

	Net Revenues For the Six Months Ended		Income (Loss) from Operations For the Six Months Ended		Adjusted EBITDA For the Six Months Ended
	March 31, 2018	March 31, 2017	March 31, 2018	March 31, 2017	March 31, 2018	March 31, 2017
Mohegan Sun	$523,291	$524,197	$114,172	$115,834	$151,280	$147,162
Mohegan Sun Pocono	131,934	136,721	16,547	17,601	23,247	23,616
Corporate	8,396	7,018	(19,647)	(24,591)	(18,688)	(16,429)
Inter-segment revenues	(120)	(120)	—	—	—	—

Total	$663,501	$667,816	$111,072	$108,844	$155,839	$154,349

Other Information

Liquidity

As of March 31, 2018, MGE held cash and cash equivalents of $101.1 million compared to $89.0 million as of September 30, 2017. As of March 31, 2018, $41.0 million was drawn on MGE’s $170.0 million revolving credit facility, while $20.6 million was drawn on MGE’s $25.0 million line of credit. As of March 31, 2018, letters of credit issued under the revolving credit facility totaled $2.3 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the revolving credit facility, MGE had approximately $106.2 million of borrowing capacity under its revolving credit facility and line of credit as of March 31, 2018.

Interest Expense

Interest expense increased by $2.2 million, or 7.7%, to $30.8 million for the quarter ended March 31, 2018 compared to $28.6 million in the second quarter of fiscal 2017. Weighted average interest rate was 6.8% for the quarter ended March 31, 2018 compared to 6.4% in the second quarter of fiscal 2017. Weighted average outstanding debt was $1.81 billion for the quarter ended March 31, 2018 compared to $1.77 billion in the second quarter of fiscal 2017.

Capital Expenditures

The following table presents data related to capital expenditures (in millions):

	Capital Expenditures
	Six Months Ended March 31, 2018	Remaining Forecasted Fiscal Year 2018	Forecasted Fiscal Year 2018
Mohegan Sun:
Maintenance	$13.7	$19.6	$33.3
Development	8.3	0.2	8.5
Expansion - Mohegan Sun Exposition Center	34.5	23.8	58.3

Subtotal	56.5	43.6	100.1
Mohegan Sun Pocono:
Maintenance	3.8	4.1	7.9

Subtotal	3.8	4.1	7.9
Corporate:
Maintenance	—	0.5	0.5
Other - Project Inspire	12.2	88.8	101.0

Subtotal	12.2	89.3	101.5

Total	$72.5	$137.0	$209.5

Distributions to the Mohegan Tribe

Distributions to the Mohegan Tribe totaled $12.0 million for each of the quarters ended March 31, 2018 and 2017. Distributions to the Mohegan Tribe are anticipated to total $60.0 million for fiscal 2018.

Conference Call

MGE will host a conference call and simultaneous webcast regarding its second quarter of fiscal 2018 operating results on Thursday, May 3, 2018 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(508) 637-5458 (International)

Conference ID: 12652340

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on MGE’s website at www.mohegangaming.com, under the “Financial Information/Financial Updates” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, May 3, 2018. This replay will run through May 17, 2018.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 12652340

A transcript will be available on MGE’s website for a period of 90 days following the conference call.

About MGE

MGE owns and operates Mohegan Sun, a gaming and entertainment complex located on an approximately 196-acre site on the Mohegan Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., MGE also owns and operates Mohegan Sun Pocono, a gaming and entertainment facility located on an approximately 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 5 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space, the 1,200-room luxury Sky Hotel Tower and the 400-room Earth Hotel Tower. Mohegan Sun Pocono operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge.

MGE has expanded its business to several new markets across the country and internationally, including the management of Resorts Casino Hotel in Atlantic City, New Jersey, the development and management of ilani Casino Resort in Clark County, Washington, and the development and management of Project Inspire, a first-of-its-kind, multi-billion dollar integrated resort and casino project to be built at Incheon International Airport in South Korea.

More information about MGE and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mohegangaming.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2017, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

MOHEGAN GAMING & ENTERTAINMENT

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands)

(unaudited)

	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017	For the Six Months Ended March 31, 2018	For the Six Months Ended March 31, 2017
Revenues:
Gaming	$288,735	$293,736	$575,741	$578,811
Food and beverage	21,170	21,731	42,990	44,787
Hotel	14,957	14,919	29,864	29,622
Retail, entertainment and other	29,849	29,508	62,737	63,973

Gross revenues	354,711	359,894	711,332	717,193
Less - Promotional allowances	(22,694)	(23,070)	(47,831)	(49,377)

Net revenues	332,017	336,824	663,501	667,816

Operating costs and expenses:
Gaming	161,801	160,200	326,116	329,582
Food and beverage	10,180	10,241	20,369	20,570
Hotel	6,647	6,971	13,652	13,174
Retail, entertainment and other	9,589	11,582	21,206	26,969
Advertising, general and administrative	49,595	50,193	99,972	100,589
Corporate	14,090	20,260	26,243	31,448
Depreciation and amortization	19,828	18,090	40,035	36,302
(Gain) loss on disposition of assets	410	(111)	331	(91)
Severance	2,792	—	2,792	—
Pre-opening	1,013	(26)	1,713	429

Total operating costs and expenses	275,945	277,400	552,429	558,972

Income from operations	56,072	59,424	111,072	108,844

Other income (expense):
Accretion of discounts	(65)	—	(1,798)	—
Interest income	3,877	2,678	7,746	5,578
Interest expense, net of capitalized interest	(30,806)	(28,594)	(59,142)	(58,629)
Loss on modification and early extinguishment of debt	—	—	—	(73,796)
Loss from unconsolidated affiliates	(596)	(2,114)	(421)	(2,845)
Other income (expense), net	(63)	2	(348)	3

Total other expense	(27,653)	(28,028)	(53,963)	(129,689)

Net income (loss)	28,419	31,396	57,109	(20,845)
Loss attributable to non-controlling interests	189	74	708	693

Net income (loss) attributable to Mohegan Gaming & Entertainment	$28,608	$31,470	$57,817	$(20,152)

MOHEGAN GAMING & ENTERTAINMENT

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2018	2017	2018	2017
Operating Results:
Gross revenues	$354,711	$359,894	$711,332	$717,193
Net revenues	$332,017	$336,824	$663,501	$667,816
Income from operations	$56,072	$59,424	$111,072	$108,844
Other Data:
Adjusted EBITDA	$79,854	$85,206	$155,839	$154,349
Capital expenditures	$24,778	$18,974	$72,535	$29,621
Cash interest paid	$17,093	$17,394	$53,119	$42,220
Distributions to the Tribe	$12,000	$12,000	$24,000	$24,000

			March 31,	September 30,
			2018	2017
Balance Sheet Data:
Cash and cash equivalents			$101,060	$88,953
Long-term debt, including current portion			$1,657,941	$1,651,209
Redemption note payable			$76,607	$—

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2018	2017	2018	2017
Operating results:
Gross revenues (in thousands)	$278,845	$283,379	$562,727	$563,643
Net revenues (in thousands)	$260,354	$264,994	$523,291	$524,197
Income from operations (in thousands)	$57,779	$66,485	$114,172	$115,834
Operating margin	22.2%	25.1%	21.8%	22.1%
Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$77,746	$81,988	$151,280	$147,162
Adjusted EBITDA margin	29.9%	30.9%	28.9%	28.1%
Capital expenditures (in thousands)	$25,550	$12,949	$56,482	$19,843
Weighted average number of units:
Slot machines	4,830	5,009	4,855	5,053
Table games	275	274	275	273
Poker tables	42	42	42	42
Win per unit per day:
Slot machines (gross)	$337	$327	$330	$321
Table games	$3,348	$3,432	$3,327	$3,250
Poker tables	$600	$625	$590	$593
Hold percentage:
Slot machines (gross)	8.0%	8.2%	8.0%	8.2%
Table games	17.4%	18.0%	17.2%	16.4%
Food and beverage statistics:
Meals served (in thousands)	708	721	1,466	1,423
Average price per meal served	$15.92	$15.62	$15.84	$15.92
Hotel statistics:
Rooms occupied (in thousands)	133	135	266	257
Occupancy rate	94.4%	96.5%	93.5%	96.4%
Average daily room rate	$100	$99	$99	$102
Revenue per available room	$94	$95	$93	$98
Entertainment statistics:
Arena events (in events)	30	30	59	60
Arena tickets (in thousands)	178	184	344	393
Average price per Arena ticket	$33.56	$38.84	$46.52	$49.40

MOHEGAN SUN POCONO

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2018	2017	2018	2017
Operating results:
Gross revenues (in thousands)	$71,302	$72,957	$140,258	$146,573
Net revenues (in thousands)	$67,130	$68,303	$131,934	$136,721
Income from operations (in thousands)	$8,872	$9,691	$16,547	$17,601
Operating margin	13.2%	14.2%	12.5%	12.9%
Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$12,230	$12,657	$23,247	$23,616
Adjusted EBITDA margin	18.2%	18.5%	17.6%	17.3%
Capital expenditures (in thousands)	$1,176	$1,620	$3,786	$2,875
Weighted average number of units:
Slot machines	2,331	2,235	2,330	2,240
Table games	73	73	73	73
Poker tables	18	18	18	18
Win per unit per day:
Slot machines (gross)	$242	$255	$234	$248
Table games	$1,448	$1,542	$1,410	$1,558
Poker tables	$376	$404	$361	$407
Hold percentage:
Slot machines (gross)	8.4%	8.2%	8.3%	8.1%
Table games	19.7%	21.1%	19.2%	20.9%
Food and beverage statistics:
Meals served (in thousands)	107	121	214	265
Average price per meal served	$20.74	$21.42	$21.19	$22.00
Hotel statistics:
Rooms occupied (in thousands)	18	19	36	39
Occupancy rate	82.6%	90.9%	83.0%	91.7%
Average daily room rate	$62	$55	$63	$60
Revenue per available room	$52	$50	$53	$55

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2018	2017	2018	2017
Operating results:
Gross revenues (in thousands)	$4,624	$3,618	$8,467	$7,097
Net revenues (in thousands)	$4,593	$3,587	$8,396	$7,018
Loss from operations (in thousands)	$(10,579)	$(16,752)	$(19,647)	$(24,591)
Adjusted EBITDA (in thousands)	$(10,122)	$(9,439)	$(18,688)	$(16,429)
Capital expenditures (in thousands)	$(1,948)	$4,405	$12,267	$6,903

MOHEGAN GAMING & ENTERTAINMENT

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Net Income (Loss) to Adjusted EBITDA:

Reconciliations of net income (loss), a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA are shown below (in thousands):

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2018	2017	2018	2017
Net income (loss)	$28,419	$31,396	$57,109	$(20,845)
Other (income) expense, net	63	(2)	348	(3)
Loss from unconsolidated affiliates	596	2,114	421	2,845
Loss on modification and early extinguishment of debt	—	—	—	73,796
Interest expense, net of capitalized interest	30,806	28,594	59,142	58,629
Interest income	(3,877)	(2,678)	(7,746)	(5,578)
Accretion of discounts	65	—	1,798	—

Income from operations	56,072	59,424	111,072	108,844

Adjusted EBITDA attributable to non-controlling interests	(261)	260	(104)	1,296
Pre-opening	1,013	(26)	1,713	429
Severance	2,792	—	2,792	—
(Gain) loss on disposition of assets	410	(111)	331	(91)
Share-based compensation	—	7,569	—	7,569
Depreciation and amortization	19,828	18,090	40,035	36,302

Adjusted EBITDA	$79,854	$85,206	$155,839	$154,349

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended March 31, 2018
							Adjusted EBITDA
	Income (Loss)	Depreciation		(Gain) Loss			Attributable to
	from	and	Share-based	on Disposition of			Non-controlling	Adjusted
	Operations	Amortization	Compensation	Assets	Severance	Pre-Opening	Interests	EBITDA
Mohegan Sun	$57,779	$16,424	$—	$418	$2,792	$29	$304	$77,746
Mohegan Sun Pocono	8,872	3,366	—	(8)	—	—	—	12,230
Corporate	(10,579)	38	—	—	—	984	(565)	(10,122)

Total	$56,072	$19,828	$—	$410	$2,792	$1,013	$(261)	$79,854

	For the Three Months Ended March 31, 2017
							Adjusted EBITDA
	Income (Loss)	Depreciation		(Gain) Loss			Attributable to
	from	and	Share-based	on Disposition of			Non-controlling	Adjusted
	Operations	Amortization	Compensation	Assets	Severance	Pre-Opening	Interests	EBITDA
Mohegan Sun	$66,485	$15,105	$—	$(111)	$—	$(26)	$535	$81,988
Mohegan Sun Pocono	9,691	2,966	—	—	—	—	—	12,657
Corporate	(16,752)	19	7,569	—	—	—	(275)	(9,439)

Total	$59,424	$18,090	$7,569	$(111)	$—	$(26)	$260	$85,206

	For the Six Months Ended March 31, 2018
							Adjusted EBITDA
	Income (Loss)	Depreciation		(Gain) Loss			Attributable to
	from	and	Share-based	on Disposition of			Non-controlling	Adjusted
	Operations	Amortization	Compensation	Assets	Severance	Pre-Opening	Interests	EBITDA
Mohegan Sun	$114,172	$33,268	$—	$322	$2,792	$109	$617	$151,280
Mohegan Sun Pocono	16,547	6,691	—	9	—	—	—	23,247
Corporate	(19,647)	76	—	—	—	1,604	(721)	(18,688)

Total	$111,072	$40,035	$—	$331	$2,792	$1,713	$(104)	$155,839

	For the Six Months Ended March 31, 2017
							Adjusted EBITDA
	Income (Loss)	Depreciation		(Gain) Loss			Attributable to
	from	and	Share-based	on Disposition of			Non-controlling	Adjusted
	Operations	Amortization	Compensation	Assets	Severance	Pre-Opening	Interests	EBITDA
Mohegan Sun	$115,834	$30,246	$—	$(91)	$—	$429	$744	$147,162
Mohegan Sun Pocono	17,601	6,015	—	—	—	—	—	23,616
Corporate	(24,591)	41	7,569	—	—	—	552	(16,429)

Total	$108,844	$36,302	$7,569	$(91)	$—	$429	$1,296	$154,349

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, share-based compensation, gain or loss on disposition of assets, workforce reduction severance, pre-opening costs and expenses, accretion of discounts, loss on modification and early extinguishment of debt, loss from unconsolidated affiliates, other non-operating income and expense and Adjusted EBITDA attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate MGE’s operations and, when viewed with both MGE’s GAAP results and the reconciliations provided, MGE believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) MGE believes it enhances an overall understanding of MGE’s past and current financial performance; (2) MGE believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of MGE’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) MGE uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of MGE’s performance) or cash flows provided by operating activities (as an indicator of MGE’s liquidity), nor should it be considered as an indicator of MGE’s overall financial performance. MGE’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of MGE’s results. MGE compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. MGE strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contact:

Mario C. Kontomerkos

Chief Executive Officer

Mohegan Gaming & Entertainment

(860) 862-8000